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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):  September 30, 2001



                               US ONCOLOGY, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                        0-26190                84-1213501
(State or other jurisdiction     (Commission File Number)     (IRS Employer
     of incorporation)                                    Identification Number)



              16825 Northchase Drive
                   Suite 1300
                 Houston, Texas                                     77060
    (Address of principal executive offices)                     (Zip Code)

                                 (832) 601-8766
              (Registrant's telephone number, including area code)
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ITEM 5.  Other Events
ITEM 9.  Regulation FD Disclosure

      On September 30, 2001, US Oncology, Inc. issued a press release describing certain steps that the company is taking with respect to a repositioning of its business model. That press release is attached hereto as an exhibit and incorporated herein in its entirety. The company is hosting a conference call to discuss its announcement further, and details concerning that conference call are set forth in a press release issued on September 28, 2001. That press release is also attached hereto as an exhibit and incorporated herein in its entirety.

      In addition, the company will be making a presentation at an investor conference on October 2, 2001. Details concerning that conference are set forth in a press release issued on September 27, 2001. That press release is attached hereto as an exhibit and incorporated herein in its entirety. The content of the slide show to be utilized in connection with that presentation is attached hereto as an exhibit and incorporated herein in its entirety.

      In connection with the "safe harbor" provisions for forward-looking statements that are contained in the U.S. federal securities laws, the company is also filing as an exhibit hereto a set of cautionary statements identifying important factors that could cause US Oncology's actual results to differ materially from those contained in forward-looking statements made in writing or in oral statements by the company or on its behalf. Also known as "risk factors," this set of statements should be considered in addition to the risk factors and cautionary statements previously filed by the company, most recently in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000. The additional risk factors are attached hereto as an exhibit and incorporated herein in their entirety.

ITEM 7.  Financial Statements and Exhibits.

     (c)  Exhibits.

          Exhibit 1  Press release dated September 30, 2001
          Exhibit 2  Press release dated September 28, 2001
          Exhibit 3  Press release dated September 27, 2001
          Exhibit 4  Investor Presentation
          Exhibit 5  Forward-Looking Statements and Risk Factors


                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       US ONCOLOGY, INC.

Date: September 30, 2001               By:  /s/ R. Dale Ross
                                            -----------------------------------
                                       Name:   R. Dale Ross
                                       Title:  Chairman of the Board and
                                               Chief Executive Officer